EXHIBIT 10(a)

Illinois Tool Works Inc.

2006 Stock Incentive Plan

Approved by the Board of Directors on February 10, 2006

Amended by the Board of Directors on May 5, 2006

and Approved by the Stockholders on May 5, 2006

Section 1.	Purpose.

The purpose of the Illinois Tool Works Inc. 2006 Stock Incentive Plan (the "Plan") is to encourage Key Employees and Directors to have a greater financial interest in the Company through ownership of its Common Stock. The Plan, which subject to stockholder approval shall be effective May 5, 2006, is an amendment and restatement of the Illinois Tool Works Inc. 1996 Stock Incentive Plan, as amended (the "1996 Plan"). The Premark International, Inc. 1994 Incentive Plan (the "Premark Plan") was merged into the 1996 Plan effective May 9, 2003.

The Company hereby amends and restates the 1996 Plan to merge the non-deferral provisions of the Illinois Tool Works Inc. Non-Officer Directors' Fee Conversion Plan (the "Directors' Fee Conversion Plan") into the Plan, change the name of the 1996 Plan to the "Illinois Tool Works Inc. 2006 Stock Incentive Plan," and make other desired changes as provided herein.

Section 2.	Definitions.

Board: The Board of Directors of the Company.

Code: The Internal Revenue Code of 1986, as amended.

Committee: The Compensation Committee of the Board or such other committee as shall be appointed by the Board to administer the Plan pursuant to Section 3.

Common Stock: The Common Stock, without par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 10.

Company: Illinois Tool Works Inc., a Delaware corporation, and any successor thereto.

Corporate Change: Any of the following: (i) the dissolution of the Company; (ii) the merger, consolidation or reorganization of the Company with any other corporation, or any similar transaction, after which the holders of Common Stock immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving or resulting entity; (iii) the sale to any person or entity, other than a wholly owned subsidiary, of Company assets having a total gross fair market value of at least 40% of the total gross fair market value of all Company assets; (iv) any person or group of persons acting in concert, other than descendants of Byron L. Smith and trusts for the benefit of such descendants, or entity becomes the beneficial owner, directly or indirectly, of more than 30% of the outstanding Common Stock; or (v) the individuals who, as of the close of the most recent annual meeting of the Company's stockholders, are members of the Board (the "Existing Directors") cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of an actual or threatened solicitation of proxies by or on behalf of anyone other than the Board.

Covered Employee: A Key Employee who is or is expected to be a "covered employee" under Code Section 162(m) for the year in which an Incentive is taxable to such employee.

Director: An individual who is a member of the Board but who is not an employee of the Company.

Fair Market Value: The average of the highest and lowest price at which Common Stock was traded on the relevant date, as reported in the "NYSE-Composite Transactions" section of the Midwest Edition of The Wall Street Journal, or, if no sales of Common Stock were reported for that date, on the most recent preceding date on which Common Stock was traded.

Incentive Stock Option: An Option as defined in Code Section 422.

Incentives: Options (including Incentive Stock Options), Stock Awards, Performance Units, Restricted Stock Units and Stock Appreciation Rights.

Key Employee: An employee of the Company who has been approved by the Committee for participation in the Plan.

Option: An option to purchase shares of Common Stock granted to a Participant pursuant to Section 5.

Participant: A Key Employee or Director who has been granted an Incentive.

Performance Unit: A unit representing a cash sum or a share of Common Stock that is granted to a Participant pursuant to Section 7.

Plan: The Illinois Tool Works Inc. 2006 Stock Incentive Plan, as amended from time to time.

Restricted Stock: Shares of Common Stock issued subject to restrictions pursuant to Section 6(b).

Restricted Stock Unit: A unit representing a share of Common Stock that is granted to a Participant pursuant to Section 8.

Stock Appreciation Right: An award granted to a Participant pursuant to Section 9.

Stock Award: An award of Common Stock granted to a Participant pursuant to Section 6.

Section 3.	Administration.

(a)          Committee. The Plan shall be administered by the Committee, which shall be composed of "independent directors" as defined in the New York Stock Exchange Listed Company Manual. To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, each member of the Committee shall qualify as a "non-employee director" as defined therein. To the extent required to comply with Code Section 162(m) and the related regulations, each member of the Committee shall qualify as an "outside director" as defined therein.

(b)          Authority of the Committee. The Committee shall have the authority to approve Key Employees and Directors for participation in the Plan, to approve the number and types of Incentives and other terms and conditions, to construe and interpret the Plan, and to establish, amend or waive rules and regulations for its administration.

(c)          Incentive Provisions. Incentives may be subject to such provisions as the Committee shall deem advisable, which may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Incentive without his/her consent. Incentive provisions may include, without limitation, provisions for the forfeiture of, or restrictions on resale or other disposition of Common Stock acquired under, any Incentive; provisions to comply with Federal or state securities laws and stock exchange rules; provisions allowing acceleration of exercise or the lapse of restrictions in the event of death, disability, retirement or other specified event; understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan; and provisions allowing the deferral of the receipt of Incentives for such period and upon such terms and conditions as the Committee shall determine.

Section 4.	Common Stock Subject to Plan.

Subject to Section 10, the aggregate number of shares of Common Stock that may be issued under the Plan, consisting of shares of Common Stock authorized but unissued or treasury shares, and including shares previously reserved for issuance that have not been issued under the 1996 Plan and the Directors' Fee Conversion Plan, is 35,000,000. The number of authorized shares that may be issued in the form of Stock Awards, Restricted Stock, Restricted Stock Units and Performance Units is limited to 5,000,000 in the aggregate. In the event of a lapse, expiration, termination, forfeiture or cancellation of any Incentive granted under the Plan, the Common Stock subject to or reserved for such Incentive may not be used again for a new Incentive hereunder. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 13(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 5(e) shall not be added to the aggregate number of shares of Common Stock available for issuance.

Section 5.	Options.

(a)          Option Agreement. Options may be granted on terms and conditions established by the Committee. The grant of each Option shall be evidenced by a written agreement specifying the type of Option granted, the exercise period, the exercise price, the method of payment of the exercise price, the expiration date, the number of shares of Common Stock subject to each Option and such other terms and conditions, as may be established by the Committee. Each Option shall become exercisable as provided in the agreement; provided that the Committee shall have the discretion, among other things, to accelerate the date as of which any Option shall become exercisable and extend the period during which the Option may be exercised, in the event of the Participant's termination of employment with the Company or service on the Board. The Committee may condition the exercisability of any Option on the completion of a specific period of employment or service, or upon the attainment of Company or individual performance goals. Any Option granted under the Plan, including any Option previously granted under the Premark Plan, shall be governed by the terms of the applicable Option agreement.

(b)          Price. The exercise price per Option share shall be not less than the Fair Market Value on the grant date. The aggregate exercise price of Incentive Stock Options exercisable for the first time by a Key Employee during any calendar year shall not exceed $100,000.

(c)          Limitations. Options for more than 500,000 shares of Common Stock may not be granted in any calendar year to any Participant. Incentive Stock Options (i) may not at any time be granted to Directors, and (ii) may not be exercised if at any time more than 10,000,000 shares of Common Stock have already been issued pursuant to the exercise of Incentive Stock Options.

(d)          Duration. Each Option shall expire at such time as the Committee may determine at the time of grant, provided that Incentive Stock Options must expire not later than ten years from the grant date.

(e)          Payment. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) by the surrender of Common Stock previously acquired by the Incentive holder, (iii) by any other method approved by the Committee, or (iv) by a combination of the foregoing as approved by the Committee.

Section 6.	Stock Awards.

(a)          Grant of Stock Awards. Stock Awards may be made to Key Employees and Directors on terms and conditions established by the Committee. The recipient of Common Stock pursuant to a Stock Award shall be a stockholder of the Company with respect thereto, fully entitled to receive dividends, vote and exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award. Key Employees who are ITW officers may elect to convert up to 50% of their bonuses, and Directors may elect to convert all or any portion of their fees, into shares of Common Stock to be issued to them pursuant to this Section 6(a). The number of shares to be issued to the Key Employee or Director who so elects is determined by dividing the dollar amount of the bonus or fee subject to the election by the Fair Market Value of the Common Stock on the date the bonus or fee otherwise would have been paid in cash to the Key Employee or Director. Stock Awards (including Restricted Stock awards) for more than 500,000 shares of Common Stock may not be granted in any calendar year to any Participant.

(b)          Restricted Stock. Stock Awards may be in the form of Restricted Stock. Restricted Stock may not be sold by the holder, or subject to execution, attachment or similar process, until the lapse of the applicable restriction period or satisfaction of other conditions specified by the Committee. If the Committee intends the Restricted Stock granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) ("Qualifying Restricted Stock"), the extent to which the Qualifying Restricted Stock will vest shall be based on the attainment of performance goals established in writing by the Committee from the list in Section 7(b) prior to, or within 90 days following, the commencement of the performance period. The level of attainment of such performance goals and the corresponding number of vested shares of Qualifying Restricted Stock shall be certified by the Committee in writing pursuant to Code Section 162(m) and the related regulations.

Section 7.	Performance Units.

(a)          Grant of Performance Units. Performance Units may be granted on terms and conditions set forth by the Committee prior to, or within 90 days following, the commencement of the applicable performance period. At such time, the Committee shall establish in writing (i) an initial target value or number of shares of Common Stock for the Performance Units to be granted to a Participant, (ii) the form of payment which may be cash or shares of Common Stock, or a combination thereof, (iii) the duration of the performance period, and (iv) the specific, objective performance goals to be attained, including performance levels at which various percentages of Performance Units will be earned.

(b)          Performance Goals. If the Committee intends the Performance Units granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) ("Qualifying Performance Units"), the Committee shall specify (i) the minimum level of attainment to be met to earn any portion of the Performance Units, and (ii) the performance goals which shall be based on one or more of the following objective criteria: generation of free cash, earnings per share, revenues, market share, stock price, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, diversity, safety record, acquisition activity, management succession planning, improved asset management, improved operating margins, increased inventory turns, product development and liability, research and development integration, proprietary protections, legal effectiveness, handling SEC or environmental issues, manufacturing efficiencies, system review and improvement, service reliability and cost management, operating expense ratios, total stockholder return, return on sales, return on equity, return on invested capital, return on assets, return on investment, net income, operating income, and the attainment of one or more performance goals relative to the performance of other corporations.

(c)          Payment of Performance Units. After the end of a performance period, the Committee shall certify in writing the extent to which performance goals have been met and shall compute the payout to be received by each Participant. With respect to Qualifying Performance Units, for any calendar year, the maximum amount payable in cash to any Covered Employee shall be $5,000,000, and the aggregate number of shares of Common Stock that may be issued to any Covered Employee may not exceed 500,000. The Committee may not adjust upward the amount payable to any Covered Employee with respect to Qualifying Performance Units. The Committee may also provide for pro rata payment of Performance Units to a Participant upon retirement, disability or other termination of employment.

Section 8.	Restricted Stock Units.

(a)          Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants on terms and conditions set forth by the Committee which may include, without limitation, provisions for (i) the vesting of the Restricted Stock Units, (ii) the lapse of restrictions in the event of death, disability, retirement or other specified event, and (iii) the payment of vested Restricted Stock Units in the form of an equivalent number of shares of Common Stock or cash. Additional Restricted Stock Units shall be credited to each Participant with respect to the Participant’s current Restricted Stock Units, to reflect dividends paid to stockholders of the Company with respect to its Common Stock. A Participant who has been granted Restricted Stock Units shall not be entitled to any voting or other stockholder rights with respect to shares of Common Stock attributable to Restricted Stock Units until such time as the shares are issued by the Company to the Participant.

(b)          Qualifying Restricted Stock Units. If the Committee intends the Restricted Stock Units granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) (“Qualifying Restricted Stock Units”), the extent to which the Qualifying Restricted Stock Units will vest shall be based on the attainment of performance goals established in writing by the Committee from the list in Section 7(b) prior to, or within 90 days following, the commencement of the performance period. The level of attainment of such performance goals and the corresponding number of vested Qualifying Restricted Stock Units shall be certified by the Committee in writing pursuant to Code Section 162(m) and the related regulations. With respect to Qualifying Restricted Stock Units, for any calendar year, the maximum amount payable in cash to any Covered Employee shall be $5,000,000, and the aggregate number of shares of Common Stock that may be issued to any Covered Employee may not exceed 500,000. The Committee may not adjust upward the amount payable to any Covered Employee with respect to vested Qualifying Restricted Stock Units.

(c)          Payment of Restricted Stock Units. Upon the vesting of a Participant’s Restricted Stock Units, the Participant shall receive from the Company a share of Common Stock with respect to each vested Restricted Stock Unit, with any fractional vested Restricted Stock Unit to be paid in cash based on the Fair Market Value of the Common Stock on the distribution date. If the Committee determines in its sole discretion that a Participant’s vested Restricted Stock Units shall be paid in cash, the amount of cash shall be determined by multiplying the number of vested Restricted Stock Units by the Fair Market Value of the Common Stock on the distribution date.

Section 9.	Stock Appreciation Rights.

Stock Appreciation Rights may be granted in connection with an Option (at the time of the grant or at any time thereafter) or may be granted independently. Each Stock Appreciation Right will generally entitle the Participant to receive, upon exercise, an amount in cash or shares of Common Stock not exceeding the excess of the Fair Market Value on the exercise date over the Fair Market Value on the grant date, times the number of shares of Common Stock with respect to which the Right is being exercised. Stock Appreciation Rights for more than 500,000 shares of Common Stock may not be granted to any Participant in any calendar year. The grant of each Stock Appreciation Right shall be evidenced by a written agreement specifying the value of the Right on the grant date, the exercise period, the expiration date, the number of shares of Common Stock subject to the Right, and such other terms and conditions as may be established by the Committee. Each Stock Appreciation Right shall become exercisable as provided in the agreement; provided that the Committee shall have the discretion, among other things, to accelerate the date as of which any Right shall become exercisable and extend the period during which the Right may be exercised, in the event of the Participant's termination of employment with the Company or service on the Board.

Section 10.	Adjustment Provisions.

In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (i) the number and class of shares or other securities that are reserved for issuance under the Plan, (ii) the number and class of shares or other securities that have not been issued under outstanding Incentives, and (iii) the appropriate Fair Market Value and other price determinations applicable to Incentives.

Section 11.	Term.

The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until terminated by the Board or no Common Stock remains available for issuance under Section 4, whichever occurs first. Notwithstanding anything to the contrary contained herein, no Incentives shall be granted under the Plan on or after February 10, 2016.

Section 12.	Corporate Change.

Notwithstanding any other Plan provision to the contrary, in the event of a Corporate Change, (i) all Incentives shall vest and, in the case of Options and Stock Appreciation Rights, become exercisable, (ii) the maximum value of each Participant's Performance Units, prorated for the number of full months of service completed by the Participant during the applicable performance period, shall immediately be paid in cash to the Participant, and (iii) each Participant's Restricted Stock Units shall immediately be paid in cash (determined pursuant to Section 8(c)) to the Participant.

Section 13.	General Provisions.

(a)          Employment and Service on the Board. Nothing in the Plan or in any related instrument shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service on the Board at any time with or without cause, nor confer upon any Participant any right to continue in the employ of the Company or continue to serve on the Board.

(b)          Legality of Issuance of Shares. The Committee may postpone any grant or settlement of an Incentive or exercise of an Option or Stock Appreciation Right for such time as the Board in its sole discretion may deem necessary in order to allow the Company:

(i)            to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Incentive under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(ii)           to allow any action to be taken in order to (A) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(iii)          to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Incentive or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Incentive unless the Committee determines otherwise, and neither the Company nor its Directors or officers shall have any obligation or liability to any Participant or other person with respect to any shares of Common Stock as to which the Incentive shall lapse because of such postponement.

(c)          Ownership of Common Stock Allocated to Plan. No individual or group of individuals shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Incentive except as to shares of Common Stock, if any, as shall have been issued to such individual or individuals.

(d)          Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

(e)           Withholding of Taxes. The Company may withhold, or in its sole discretion allow an Incentive holder to remit to the Company, any Federal, state or local taxes applicable to any grant, exercise, vesting, distribution or other event giving rise to income tax liability with respect to an Incentive. In order to satisfy all or a portion of the income tax liability that arises with respect to any Incentive, the holder of the Incentive may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock that would otherwise have been issued pursuant to the exercise of an Option or in connection with any other Incentive; provided that any withheld Common Stock, or any surrendered Common Stock previously acquired from the Company and held by the Incentive holder for less than six months, may only be used to satisfy the minimum tax withholding required by law.

(f)           Nontransferability. No Incentive may be assigned or subjected to any encumbrance, pledge or charge of any nature, other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a beneficiary designation that meets the requirements of Section 13(h), (iii) pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code, or (iv) pursuant to a transfer that meets the requirements set forth hereinafter. Under such rules and procedures as the Committee may establish, the holder of an Incentive may transfer such Incentive to members of the holder's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Incentives, expressly so permits or is amended by the Committee to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Incentives held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. Such transfer rights shall in no event apply to any Incentive Stock Options, Stock Appreciation Rights, Performance Units and Restricted Stock Units.

(g)          Forfeiture of Incentives. Except for an Incentive that becomes vested pursuant to Section 12, the Committee may immediately forfeit an Incentive, whether vested or unvested, if the holder competes with the Company or engages in conduct that, in the opinion of the Committee, adversely affects the Company.

(h)          Beneficiary Designation. Under such rules and procedures as the Committee may establish, each Participant may designate a beneficiary or beneficiaries to succeed to any rights which the Participant may have with respect to Options, Stock Appreciation Rights, Stock Awards, Performance Units or Restricted Stock Units at death. The designation may be changed or revoked by the Participant at any time. No such designation, revocation or change shall be effective unless made in writing on a form provided by the Company and delivered to the Company prior to the Participant's death. If a Participant does not designate a beneficiary or no designated beneficiary survives the Participant, then the beneficiary shall be the Participant's estate.

Section 14.	Amendment or Termination of the Plan.

The Board may at any time amend or terminate the Plan as it deems advisable and in the best interests of the Company; provided, that no amendment, suspension or termination shall adversely affect the rights of any Participant under any outstanding Incentive in any material way without his/her consent, unless such amendment or termination is required by applicable law or stock exchange rule. No amendment to the Plan shall be made without stockholder approval if stockholder approval is required by law or stock exchange rule. No amendment to the Plan or any outstanding Option agreement shall be effective if it results, or may result, in the repricing of an Option, or in the grant of a reload or restorative Option for the number of shares delivered by a Participant in payment of an Option exercise price.